Exhibit 10.1
TERMINATION AND RELEASE AGREEMENT
     This Termination and Release Agreement (the “Agreement”) is entered into between ZipRealty, Inc. (the “Company”), on the one hand and Richard F. Sommer (the “Executive”) on the other hand with reference to the following facts:
WHEREAS:
     A.   Executive was employed by the Company as Chief Executive Officer and was appointed to Board of Directors on September 6, 2006.
     B.   On or about August 24, 2006, Executive and Company entered into an Employment Agreement (the “Employment Agreement”).
     C.   On or about August 24, 2006, Executive and Company entered into an Executive Proprietary Information Agreement (the “Confidentiality Agreement”).
     D.   Company and Executive entered into a stock option agreement dated September 6, 2006 (the “Stock Option Agreement”), granting Executive the option to purchase 1,250,000 shares of the Company’s common stock (the “Option”) subject to the terms and conditions of the Stock Option Agreement.
     E.   On or about June 1, 2007, Company accepted Executive’s resignation as Chief Executive Officer effective June 4, 2007 (the “Termination Date”), however Executive would continue as a member of the Board of Directors of the Company (but as a non-employee director) subject to the terms and conditions below.
COVENANTS
     It therefore is agreed by and between the undersigned as follows:
     1.   Effective June 4, 2007, Executive shall no longer be the Chief Executive Officer of the Company or an employee thereof. At the request of the Board and notwithstanding the provisions to the contrary in the Employment Agreement, Executive will remain a member of the Board of Directors, however Executive hereby agrees to tender his resignation from the Board of Directors at such time and upon the request of the Corporate Governance and Nominating Committee. Executive shall be entitled to compensation as a non-employee director under the Company’s Director Compensation Policy commencing on January 1, 2008 should he remain a director at such time.
     2.   Each of the undersigned executes and enters into this Agreement in consideration of each and all of the agreements made and undertaken by each of the undersigned as follows:

          a.   The Company agrees to pay Executive his current base salary of $33,333.33 per month, less applicable withholding and deduction, from June 1, 2007 through December 31, 2007 (the “Payment Period”). The first payment will be made on the first regular payroll date following the Effective Date of this Agreement (defined below) and payments will continue, thereafter, in accordance with the Company’s regular payroll practices and pursuant to the Company’s regular payroll schedule. During the Payment Period, Executive will not be entitled to accrual of any Executive benefits. Executive agrees that during the Payment Period, he will not solicit or recruit any Company Executive, employee, consultant or independent contractor on behalf of himself or any other person or entity. Executive also agrees that during the Payment Period, he will not act as a consultant, Executive, independent contractor, or serve as a board member with a Competitor of Company and shall make himself available to consult with the Company at the Company’s request which services shall not exceed ten hours per month. For purposes of this Agreement, “Competitor” is defined as any corporation, partnership or entity that provides or that is actively exploring the opportunity to provide real estate brokerage services. Competitors include, but are not limited to those companies identified in writing between Company and Executive.
          b.   On the Termination Date (or on such other date as required by applicable law), Executive will be paid all accrued, unused vacation and all vested benefits under any employee benefit plan subject to ERISA.
          c.   Executive’s health insurance benefits will cease on the Termination Date, subject to Executive’s right to continue his health insurance under COBRA. Assuming Executive makes a timely election to continue his health insurance under COBRA, Company will reimburse Executive (or make direct payment for) Executive’s percentage of the cost of medical insurance benefits continuation under COBRA for him and his dependents that equals the percentage of his medical insurance benefits covered at the Company’s expense prior to the Termination Date for the six months following the Effective Date. Executive’s participation in all other benefits and incidents of employment will cease on the Termination Date. Executive will cease accruing Executive benefits, including but not limited to, vacation time and paid time off, as of the Termination Date. The Company further agrees that it will provide for the payment of unreimbursed medical expenses (whether or not deductible under Section 213 of the Internal Revenue Code) incurred by Executive in an amount not to exceed $100,000, which arrangement is intended to comply with Section 409A of the Internal Revenue Code, such terms to be set forth in a separate agreement no later than July 1, 2007.
          d.   Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Executive and the Company. Executive shall return to Company all of the Company’s property and confidential and proprietary information that Executive knows to be in his possession. By signing this Agreement, Executive represents and declares under penalty of perjury under the laws of the state of California that he has returned all Company property (other than de minimus items) that Executive knows to be in his possession.
          e.   As of the Effective Date, Executive shall vest and be eligible to exercise 312,500 shares and no more, pursuant to the Stock Option Agreement. All other terms of the Stock Option Agreement, including (but not limited to) any post-termination exercise period, shall remain unchanged. For avoidance of doubt, Executive shall have twelve months after he ceases to be a member of the Board of Directors to exercise his Option for 312,500 shares.

     3.   Other than the payments and other benefits set forth above, Executive agrees that no other compensation, payments, wages, salary, benefits, equity, or remuneration of any kind whatsoever are owing to him as a result of his employment with Company, and that he has no entitlement to, or any right to make any claim for, any other compensation, payments, wages, salary, benefits, equity, or remuneration of any kind as a result of his employment with Company.
     4.   Executive and Company agree that the payment of benefits and other covenants set forth in this Agreement represent settlement in full of all outstanding obligations owed to Executive by the Company and its owners, related entities, officers, directors, employees, agents, representatives and shareholders (the “Releasees”). Executive, on his own behalf, and on behalf of his respective heirs, family members, executors, agents and assigns, does hereby fully and forever release and discharge the Releasees of and from, and agrees not to sue concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess, or that Executive’s heirs, family members, executors, agents and assigns have or might have through Executive, arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement, including without limitation:
          a.   any and all claims relating to or arising from Executive’s employment relationship;
          b.   any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law
          c.   any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment, constructive discharge from employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract, both express and implied, breach of the covenant of good faith and fair dealing, both express and implied; promissory estoppel, negligent and intentional infliction of emotional distress, negligent and intentional misrepresentation, negligent and intentional interference with prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, fraud, misrepresentation, assault, battery invasion of privacy, false imprisonment and conversion;
          d.   any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, the Worker Adjustment Retraining and Notification Act, the Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, the California Labor Code; the Family and Medical Leave Act of 1993, and the California Family Rights Act and any and all applicable laws, regulations or statutes;

          e.   any and all claims for violation of the federal or any state constitution;
          f.   any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
          g.   any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of the proceeds received by Executive as a result of this Agreement; and
          h.   any and all claims for attorneys’ fees and costs.
          Executive and Company agree that in exchange for the promises contained in this Agreement and to the extent permitted by law, Company does and hereby fully and forever releases and discharges Executive of and from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Company may possess, arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement, provided, however, that this release does not extend to any claims that Company may have against Executive arising from or related to any conduct of Executive in his capacity as Chief Executive Officer that is fraudulent, dishonest, rises to the level of gross misconduct, or constitutes a violation of the securities laws of the United States.
          The Company and Executive agree that the releases set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement or any obligations with respect to indemnification for any potential liability alleged against you in connection with your role as an officer or director of the Company in accordance with Section 3.d. of the Employment Agreement and with the Company’s certificate of incorporation and bylaws, applicable law, any directors and officers liability insurance policy maintained by the Company and/or any indemnification agreement between you and the Company in effect immediately prior to the date of this Agreement. In addition, this release does not extend to claims which as a matter of law cannot be waived, such as a right to indemnification under California Labor Code section 2802. Furthermore, Executive understands that while this Agreement does not affect his right to file a charge with or participate as a witness in an investigation or proceeding conducted by the EEOC or any similar state agency, by accepting the terms provided herein and the consideration provided to him as a result, he gives up any right to receive any relief whatsoever, including but not limited to financial benefit or monetary recovery, from any lawsuit or settlement related to such rights and claims as he now gives up, whether the lawsuit is filed or the settlement reached by the EEOC, another agency, or anyone else.
     5.   Executive and Company represent that they are not aware of any claims by each of them other than the claims that are released by this Agreement. Executive and Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
          Executive and Company, being aware of said code section, agree to expressly waive any rights each may have under the above principal or any statute or common law principals of similar effect.
     6.   Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised in writing that:
a.	he should consult with an attorney prior to executing this Agreement;

b.	he has up to twenty-one (21) days within which to consider this Agreement;

c.	he has seven (7) days following his execution of this Agreement to revoke this Agreement;

d.	this Agreement shall not be effective until the revocation period has expired (the “Effective Date”); and

e.	nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.
     7.   Each of the undersigned agrees that none of the releases set forth herein releases any claims arising out of obligations set forth in this Agreement.
     8.   Executive and the Company agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Alameda County, California before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes of California Code of Civil Procedure. The parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to Executive’s obligations under this Agreement.

     9.    If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or application of the Agreement which can be given effect without the invalid provisions or application and to this end the provisions of this Agreement are declared to be severable.
     10.   This Agreement contains the entire agreement of the undersigned with respect to the matters covered by this Agreement and no promise made by any party or by an officer, attorney, or agent of any party that is not expressly contained in this Agreement shall be binding or valid. This Agreement supersedes any prior agreement between the parties with the exception of the Confidentiality Agreement the Stock Option Agreement (except as amended herein). The Employment Agreement is terminated in its entirety other than with respect to the obligations contained in Section 3.d. and Section 8.g. therein which shall survive. Additionally, any modification of any provision of this Agreement, to be effective, must be in writing and signed by Executive and the Chair of the Board of Directors of the Company.
     11.   This Agreement shall be governed by and construed under the laws of the State of California, without regard to its conflict of laws provisions.
     12.   In addition to all other confidentiality obligations to which Executive and Company are subject, including without limitation, those obligations set forth in the Confidentiality Agreement, from and after the Effective Date, Executive and Company agree explicitly to keep strictly confidential the existence, terms and circumstances surrounding this Agreement , except as otherwise required by law. Executive will not make any statement, written or oral, that disparages the Company or any of its affiliates, or any of the Company’s or its affiliates’ products, services, policies, business practices, employees, executives, officers or directors. Similarly, the Company agrees to instruct its executive officers and members of the Company’s Board of Directors not to make any statement, written or oral, that disparages Executive. The restrictions described in this paragraph shall not apply to any truthful statements made in response to a subpoena or other compulsory legal process, including any disclosure required in the judgment of the Company under applicable securities or other laws.
     13.   Each party to this Agreement has consulted with, or had the opportunity to consult with, legal and tax counsel concerning all paragraphs of this Agreement. Each party has read the Agreement and has been fully advised by legal counsel with respect to the rights and obligations under the Agreement, or has had the opportunity to obtain such advice. Each party is fully aware of the intent and legal effect of the Agreement, and has not been influenced to any extent whatsoever by any representation or consideration other than as stated herein. After consultation with and advice from, or the opportunity for consultation with and advice from, legal counsel, each party voluntarily enters into this Agreement.
     14.   This Agreement may be executed by facsimile and in counterparts, and the counterparts, taken together, shall constitute the original.
     15.   Each of the undersigned executing this Agreement on behalf of a party represents and warrants that he or she is a duly appointed agent or duly elected officer of the party and is fully authorized to execute this Agreement on that party’s behalf.

     IN WITNESS WHEREOF, the parties hereto have executed this Termination and Release Agreement as of the dates set forth below.

DATED: June 2, 2007	/s/Richard F. Sommer
Richard F. Sommer

DATED: June 2, 2007	ZipRealty, Inc.

	By:	/s/Donald F. Wood
	Name:	Donald F. Wood
	Title:	Chairman of the Board of Directors, ZipRealty, Inc.